Exhibit 99.6

PRELIMINARY PROXY CARD

A SPAC I ACQUISITION CORP.

Level 39, Marina Bay Financial Centre

Tower 2, 10 Marina Boulevard

Singapore, 018983

SPECIAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
A SPAC I ACQUISITION CORP.

The undersigned hereby appoints Claudius Tsang and Serena Shie as proxies (the “Proxies”), and each of them with full power to act without the other, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all ordinary shares of A SPAC I Acquisition Corp. (“ASCA”) held of record by the undersigned on [●], 2023, at the Special Meeting of Shareholders (“Special Meeting of Shareholders”) to be held on [●], 2023, or any postponement or adjournment thereof. The Special Meeting of Shareholders will be held at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10154, and virtually via live webcast to facilitate shareholder attendance. To register and receive access to the virtual meeting, shareholders of record and beneficial owners (those holding shares through a bank, broker or other nominee) will need to follow the instructions applicable to them provided in the proxy statement/prospectus. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the Special Meeting of Shareholders, or any postponement or adjournment thereof.

The undersigned acknowledges receipt of the accompanying proxy statement/prospectus and revokes all prior proxies for the Special Meeting of Shareholders.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS PRESENTED TO THE SHAREHOLDERS. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

(Continued and to be marked, dated and signed on reverse side)

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 4 BELOW. THE ASCA’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH PROPOSAL.

(1)	Proposal No. 1 — The Reincorporation Merger Proposal — to approve the merger of ASCA with and into A SPAC I Mini Acquisition Corp., a British Virgin Islands business company (“PubCo”), with PubCo remaining as the surviving publicly traded entity (the “Reincorporation Merger”), and the plan of merger for the Reincorporation Merger, a copy of which is attached to the proxy statement/prospectus as Annex A-2, and the transactions contemplated thereunder.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(2)	Proposal No. 2 — The Acquisition Merger Proposal — to approve the business combination and other transactions (and related transaction documents) contemplated by the merger agreement dated February 15, 2023 and amended as of June 12, 2023 (and as may be further amended from time to time), by and among NewGenIvf Limited, a Cayman Islands exempted company (“NewGenIvf”), certain shareholders of NewGenIvf, ASCA, PubCo, and A SPAC I Mini Sub Acquisition Corp., a Cayman Islands exempted company and wholly-owned subsidiary of PubCo (“Merger Sub”), a copy of which is attached to the proxy statement/prospectus as Annex A, and the transactions contemplated thereunder including, (i) the Reincorporation Merger, and (ii) immediately following the Reincorporation Merger, the merger of Merger Sub with and into NewGenIvf with NewGenIvf being the surviving entity and a wholly-owned subsidiary of PubCo (the “Acquisition Merger”). We refer to the Acquisition Merger and the Reincorporation Merger collectively as the “Business Combination.”

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)	Proposal No. 3 — The Nasdaq Proposal — to approve, for purposes of complying with Nasdaq Listing Rule 5635(a), (b) and (d), the issuance of more than 20% of the issued and outstanding ASCA Class A ordinary shares and the resulting change in control in connection with the Business Combination upon the consummation of the Business Combination.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(4)	Proposal No. 4 - The Share Incentive Plan Proposal — to approve of the First Fertility Group Ltd. 2023 Share Incentive Plan, a copy of which is attached to the proxy statement/prospectus as Annex C, in connection with the Business Combination upon the consummation of the Business Combination.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(5)	Proposal No. 5 — The Adjournment Proposal — to approve the adjournment of the Special Meeting of Shareholders by the chairman thereof to a later date, if necessary or appropriate, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the foregoing proposals, in the event ASCA does not receive the requisite shareholder vote to approve such proposals.

☐ FOR	☐ AGAINST	☐ ABSTAIN

IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED AND EMPOWERED TO VOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OF SHAREHOLDERS AND ALL CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF.

To change the address on your account, please check the box and indicate your new address in the address space provided below ☐

SHAREHOLDER’S SIGNATURE

Signature of Shareholder	Date

Address

Signature of Shareholder	Date

Address

Note: Please sign exactly as your name or names appear on this proxy. When ordinary share is held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

IMPORTANT: PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY.